Exhibit 99.1

Contact: Yvonne Gill
May 1, 2009	570-724-0247
yvonneg@cnbankpa.com
C&N ANNOUNCES FIRST QUARTER 2009 UNAUDITED FINANCIAL RESULTS
FOR IMMEDIATE RELEASE:
          Wellsboro, PA — Citizens & Northern Corporation announced its unaudited, consolidated financial results for the first quarter 2009.
          C&N reported a net loss available to common shareholders of $7,334,000, or $0.82 per diluted share, in the first quarter 2009, which included positive Core Earnings available to common shareholders of $3,898,000 ($0.44 per diluted share), reduced by after-tax other-than-temporary impairment (OTTI) charges on available-for-sale securities of $11,232,000. As of March 31, 2009, C&N remains well capitalized based on regulatory standards, including an estimated total risk-based capital ratio of 14.45%, which exceeds the minimum well capitalized threshold for banks of 10%. For the first quarter 2008, C&N reported net income of $3,116,000, or $0.35 per diluted share, including Core Earnings of $3,228,000 ($0.36 per diluted share), reduced by after-tax OTTI charges on available-for-sale securities of $112,000. Core Earnings per diluted share was 30.3% higher in the first quarter 2009, as compared to the first quarter 2008. Core Earnings is an earnings performance measurement which C&N management has defined to exclude OTTI losses on available-for-sale securities. Core Earnings is a performance measurement that is not based on U.S. generally accepted accounting principles. C&N management believes Core Earnings information is meaningful for evaluating the Corporation’s operating performance, because it excludes some of the impact of market volatility as it relates to investments in pooled trust-preferred securities and bank stocks.

          OTTI charges in the first quarter 2009 included pre-tax impairment charges on pooled trust-preferred securities totaling $11,443,000 and bank stocks totaling $5,575,000. Pooled trust-preferred securities are long-term instruments, mainly issued by banks, with 30 or more companies included in each pool. The impairment charges on pooled trust-preferred securities resulted from management’s assessment that it is unlikely some of the previously anticipated principal and interest will be received on several of the securities. Accordingly, management wrote down the cost basis of these securities to their estimated present values as of March 31, 2009. After the impact of the impairment charges, C&N’s cost basis in pooled trust-preferred securities totaled $75.0 million, and the estimated fair value at March 31, 2009 was $49.8 million. Management’s decision to record OTTI losses on bank stocks was based on a combination of: (1) significant market depreciation, including an average reduction in market prices of 15% in the first quarter 2009, and (2) the possibility the Corporation may sell some of the stocks in 2009 to take advantage of income tax opportunities. After the impact of the impairment charges, C&N’s cost basis in equity securities totaled $15.0 million, and the estimated fair value at March 31, 2009 was $14.7 million.
          Other significant changes in the pre-tax components of Core Earnings for the first quarter 2009, as compared to the corresponding period in 2008, were as follows:
•	The provision for loan losses was $1,077,000 lower in the first quarter 2009. In contrast to reports from many banks, C&N has not experienced significant negative changes in the overall credit quality of its loan portfolio, as evidenced by its low ratio of nonperforming loans and other real estate owned, as a percentage of assets, of 0.65% at March 31, 2009.

•	The interest margin was $921,000, or 9.2%, higher in the first quarter 2009 than in the first quarter 2008. The interest margin has been positively impacted by lower market interest rates, which have reduced interest rates paid on deposits and borrowings.

•	Noninterest income decreased $721,000, or 20.7%. In the first quarter 2008, noninterest income included a nonrecurring gain of $533,000 from redemption of restricted shares of Visa, resulting from Visa’s initial public offering. Also, in the first quarter 2009, C&N received no dividend income on its investment in restricted stock issued by the Federal Home Loan Bank of Pittsburgh, while dividend income on this stock was $119,000 in the first quarter 2008.
•	Noninterest expense increased $174,000, or 2.1%. FDIC insurance costs increased $279,000 in the first quarter 2009, to $302,000 from $23,000 in the first quarter 2008.
First Quarter 2009 Comparison to Fourth Quarter 2008:
          Fourth quarter 2008 earnings were significantly impacted by losses from impaired securities, but not to the extent of the first quarter 2009. For the fourth quarter 2008, C&N reported net income of $2,178,000, or $0.24 per diluted share, including Core Earnings of $4,766,000 ($0.53 per diluted share), reduced by after-tax OTTI charges on available-for-sale securities of $2,588,000. Core Earnings per diluted share was $559,000 (17.0%) lower in the first quarter 2009, as compared to the fourth quarter 2008.
          Significant changes in the pre-tax components of Core Earnings for the first quarter 2009, as compared to the fourth quarter 2008, were as follows:
•	The provision for loan losses was $413,000 lower in the first quarter 2009, resulting from a reduction in loans outstanding and an improvement in management’s assessment of overall credit quality, as reflected in the qualitative portion of the allowance for loan losses at March 31, 2009 as compared to year-end 2008.

•	Noninterest expense increased $649,000, or 8.1%. FDIC insurance costs increased $155,000 in the first quarter 2009. Also, noninterest expense in the first quarter 2009 includes compensation expenses that are normally higher in the first quarter than would be expected in later quarters, including payroll taxes and stock-based compensation.

•	The interest margin was $429,000, or 3.8%, lower in the first quarter 2009. There are 2 fewer calendar days in the first quarter 2009 than in the fourth quarter 2008, which has a negative effect on the interest margin, and average outstanding loans fell slightly during the first quarter 2009.

•	Noninterest income decreased $413,000, or 13.0%. Net gains and losses on trading securities (municipal bonds) fell $166,000, to a net loss of $18,000, in the first quarter 2009. Service charges on deposit accounts fell $160,000, or 13.3%, which management believes is mainly the result of seasonality (less consumer activity in the first quarter of most years, as compared to the busier expected level of activity in the fourth quarter).

Changes in other unaudited financial information are as follows:

•	Total assets amounted to $1,304,294,000 at March 31, 2009, up 1.8% from December 31, 2008 and 1.9% from March 31, 2008.

•	Net loans of $723,388,000 at March 31, 2009 were down 1.7% from December 31, 2008 and up 0.3% from March 31, 2008.

•	Total deposits and repo sweep accounts of $910,775,000 at March 31, 2009 were up 1.0% from December 31, 2008 and 3.5% from March 31, 2008.

•	Total shareholders’ equity was $141,146,000 at March 31, 2009, up from $122,026,000 at December 31, 2008 and $131,714,000 at March 31, 2008. In the first quarter 2009, C&N issued preferred stock to the U.S. Treasury under the TARP Capital Purchase Program, increasing equity by $26.4 million as a result of that transaction. Shareholders’ equity included total accumulated other comprehensive loss of $24,069,000 at March 31, 2009, $23,214,000 at December 31, 2008 and $13,411,000 at March 31, 2008. Accumulated other comprehensive income or loss is a component of shareholders’ equity, with changes excluded from earnings and reported as an increase or decrease in equity. The accumulated other comprehensive loss balances are mainly from unrealized losses on available-for-sale securities. Management monitors the securities portfolio for factors that could trigger an impairment charge, and as of March 31, 2009, management believes the losses that have not been charged to earnings to be temporary.

•	Assets under management by C&N’s Trust and Financial Management Group amounted to $520,372,000 at March 31, 2009, 18.0% lower than one year earlier. Falling stock market values have negatively affected the value of Trust assets under management.
          Citizens & Northern Corporation is the parent company of Citizens & Northern Bank and First State Bank. Citizens & Northern Bank is a local, independent community bank providing complete financial, investment and insurance services through 24 full service offices throughout Tioga, Bradford, Sullivan, Lycoming, Potter, Cameron and McKean counties in Pennsylvania. First State Bank provides banking services through its offices in Canisteo and South Hornell, NY. C&N can be found on the worldwide web at www.cnbankpa.com. First State Bank can be found on the web at www.fsbcanisteo.com. The Company’s stock is listed on NASDAQ Capital Market Securities under the symbol CZNC.
Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in the Corporation’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; changes in management’s assessment of realization of securities and other assets; and changes in accounting principles, or the application of generally accepted accounting principles. Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.